UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2011

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 610-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On July 25, 2011, BGC Partners, Inc. (the “Registrant,” “we,” “us” or “BGC Partners”) issued a press release announcing its financial results for the quarter ended June 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Except as indicated below, the information in this Current Report on Form 8-K and the Exhibit attached to this Current Report on Form 8-K are being furnished under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such filing and as set forth below.

In the press release, the Registrant uses non-GAAP financial measures, including:

Revenues for distributable earnings, “pre-tax distributable earnings” and “post-tax distributable earnings,” which are supplemental measures of operating performance that are used by management to evaluate the financial performance of the Company and its subsidiaries. BGC Partners believes that distributable earnings best reflects the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders, as well as to holders of BGC Holdings partnership units during any period.

As compared with “income (loss) from operations before income taxes,” “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share,” all prepared in accordance with GAAP, distributable earnings calculations primarily exclude certain non-cash compensation and other expenses which generally do not involve the receipt or outlay of cash by the Company, which do not dilute existing stockholders, and which do not have economic consequences, as described below. In addition, distributable earnings calculations exclude certain gains and charges that management believes does not best reflect the ordinary operating results of BGC.

Revenues for distributable earnings are defined as GAAP revenues excluding the impact of BGC Partners, Inc.’s non-cash earnings or losses related to its equity investments, such as in Aqua Securities, L.P. and ELX Futures, L.P., and its holding company general partner, ELX Futures Holdings LLC.

Pre-tax distributable earnings are defined as GAAP income (loss) from operations before income taxes excluding items that are primarily non-cash, non-dilutive, and non-economic items, such as:

*	Non-cash stock-based equity compensation charges for REUs granted or issued prior to the merger of BGC Partners, Inc. with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to partnership unit exchange or conversion.

*	Allocations of net income to founding/working partner and other units, including REUs, RPUs, PSUs and PSIs.

*	Non-cash asset impairment charges, if any.

Distributable earnings calculations also exclude charges related to purchases, cancellations or redemptions of partnership interests and certain one-time or non-recurring items, if any.

Beginning with the second quarter of 2011, BGC’s definition of distributable earnings has been revised to exclude certain gains and charges with respect to acquisitions, dispositions, and resolutions of litigation. This change in the definition of distributable earnings is not reflected in, nor does it affect the Company’s presentation of prior periods. Management believes that excluding these gains and charges best reflects the operating performance of BGC.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

*	“Post-tax distributable earnings” are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

*	“Post-tax distributable earnings per fully diluted share” are defined as post-tax distributable earnings divided by the weighted-average number of fully diluted shares for the period.

*	In the event that there is a GAAP loss but positive distributable earnings, the distributable earnings per share calculation will include all fully diluted shares that would be excluded under GAAP to avoid anti-dilution, but will exclude quarterly interest expense, net of tax, associated with the Senior Convertible Notes.

Each quarter, the dividend to common stockholders is expected to be determined by the Company’s Board of Directors with reference to post-tax distributable earnings per share. In addition to the Company’s quarterly dividend to common stockholders, BGC Partners expects to pay a pro-rata distribution of net income to BGC Holdings founding/working partner and other units, including REUs, RPUs, PSUs and PSIs, and to Cantor for its noncontrolling interest. The amount of all of these payments is expected to be determined using the above definition of pre-tax distributable earnings per share.

Certain employees who are holders of RSUs are granted pro-rata payments equivalent to the amount of dividends paid to common stockholders. Under GAAP, a portion of the dividend equivalents on RSUs is required to be taken as a compensation charge in the period paid. However, to the extent that they represent cash payments made from the prior period’s distributable earnings, they do not dilute existing stockholders and are therefore excluded from the calculation of distributable earnings.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or income (loss) for fully diluted shares. The Company views distributable earnings as a metric that is not necessarily indicative of liquidity or the cash available to fund its operations.

Pre- and post-tax distributable earnings are not intended to replace the Company’s presentation of GAAP financial results. However, management believes that they help provide investors with a clearer understanding of BGC Partners’ financial performance and offer useful information to both management and investors regarding certain financial and business trends related to the Company’s financial condition and results of operations. Management believes that distributable earnings and the GAAP measures of financial performance should be considered together.

Management does not anticipate providing an outlook for GAAP “revenues”, “income (loss) from operations before income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings (loss) per share”, because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to revenues for distributable earnings, pre-tax distributable earnings and post-tax distributable earnings.

For more information on this topic, please see the table in this release entitled “Reconciliation of GAAP Income to Non-GAAP Distributable Earnings”, which provides a summary reconciliation between pre- and post-tax distributable earnings and the corresponding GAAP measures for the Company in the periods discussed in this release.

The information set forth (i) under the heading “Dividends,” (ii) under the heading “Unit Redemptions, Exchangeability, and Share Repurchases” and (iii) under the heading “Nontaxable Return of Capital” set forth in Exhibit 99.1 to this Current Report on Form 8-K is being filed under Item 8.01 of Form 8-K and shall be deemed incorporated by reference in any filing under the Securities Act, except as expressly set forth by specific reference in such filing. All other information set forth in this Current Report on Form 8-K is being furnished.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	BGC Partners, Inc. press release dated July 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Partners, Inc.

	By:	/s/ Howard W. Lutnick
Date: July 25, 2011		Name: Howard W. Lutnick
Title: Chairman and Chief Executive Officer